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                                                                 Exhibit T3A-76.

                               State of California
                        Office of the Secretary of State

         I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

         That the annexed transcript has been compared with the record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                   IN WITNESS WHEREOF, I execute this
                                   certificate and affix the Great Seal of the State of California this

                                            MAY 27, 1986

[SEAL]

                                               /s/ March Fong Eu

                                               Secretary of State

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                            ARTICLES OF INCORPORATION
                                       OF
                           PACIFIC WOOD FUELS COMPANY

                                        I

                         The name of this Corporation is
                           Pacific Wood Fuels Company

                                       II

                  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

                  The name and address in the State of California of this corporation's initial agent for service of process is: William A. Dorland, 810 South Flower Street, Los Angeles, California 90017.

                                       IV

                  This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000.

 DATED: May 23, 1986

                                       /s/ David M. Turner
                                       ------------------------------------
                                       David M. Turner

                  I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                       /s/ David M. Turner
                                       ------------------------------------
                                       David M. Turner

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         State of California                     P.O. Box 944230
              Bill Jones                         Sacramento, CA
          Secretary of State                     94244-2300
                                                 Phone (916) 657-3537

                     STATEMENT BY DOMESTIC STOCK CORPORATION

         THIS STATEMENT MUST BE FILED WITH CALIFORNIA SECRETARY OF STATE
                         (SEC. 1502, CORPORATIONS CODE)

                 A $10 FILING FEE MUST ACCOMPANY THIS STATEMENT.

      WHEN COMPLETING FORM, PLEASE USE BLACK TYPEWRITER RIBBON OR BLACK INK

               IMPORTANT--Please Read Instructions On Back Of Form

       DO NOT ALTER PREPRINTED NAME. IF ITEM NO. 1 IS BLANK, PLEASE ENTER
                                 CORPORATE NAME.

1. PACIFIC WOOD FUELS COMPANY
   ID# 01531985

     THE CALIFORNIA CORPORATION NAMED HEREIN, MAKES THE FOLLOWING STATEMENT

2. 40 LANE ROAD   CN-2615 2A. FAIRFIELD, N.J. 2B. 07075-2615

3. 3085 CROSSROADS DRIVE  3A. READING, CA     3B. 96003

4. 40 LANE ROAD   CN-2615 4A. FAIRFIELD, N.J. 4B. 07075-2615

THE NAMES OF THE FOLLOWING OFFICERS ARE:

Must have these three officers (Sec. 312, Corporations Code). An officer may hold more than one office.

5. R. RICHARD ABLON 5A. 2  PENN PLAZA 5B. NEW YORK, NEW YORK 5C. 10121

6. JEFFREY HOROWITZ 6A. 40 LANE ROAD  6B. FAIRFIELD, N.J.    6C. 07075-2615

7. WILLIAM WHITMAN  7A. 40 LANE ROAD  7B. FAIRFIELD, N.J.    7C. 07075-2615

INCUMBENT DIRECTORS, INCLUDING DIRECTORS WHO ARE ALSO OFFICERS
Officers may also be directors. Must have one or more directors (Chap. 3, Sec. 301a, Corporation Code). Statements not listing directors will be rejected.

8. R. RICHARD ABLON 8A.  2 PENN PLAZA 8B.  NEW YORK, NEW YORK    8C.  10121

9. SCOTT G. MAKIN   9A.  40 LANE ROAD 9B.  FAIRFIELD, NEW JERSEY 9C.  07075-2615

10.BRUCE W. STONE  10A.  40 LANE ROAD 10B. FAIRFIELD, NEW JERSEY 10C. 07075-2615

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11.THE NUMBER OF VACANCIES ON THE BOARD OF DIRECTORS, IF ANY: _______________

DESIGNATED AGENT FOR SERVICE OF PROCESS (Only one agent may be named and must reside in California.)

12. Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Services C1592199

13.

14. Energy Resources

15. Jeffrey R. Horowitz               /s/ Jeffrey Horowitz Secretary 11/3/97
    --------------------              --------------------------------------
    Type or print name                Signature            Title     Date

16.

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